Exhibit 10.1

Factoring Agreement

This Factoring Agreement (this “Agreement”) is between Creative Realities, Inc. f/k/a Wireless Ronin Technologies, Inc., a corporation organized and existing under the laws of Minnesota, Creative Realities, LLC, a limited liability company organized and existing under the laws of Delaware, both with offices at 22 Audrey Place, Fairfield, NJ 07004, ConeXus World Global, LLC, a limited liability company organized and existing under the laws of Kentucky, with offices at 13100 Magisterial Dr. #100, Louisville, Kentucky 40223, and Broadcast International, Inc., a corporation organized and existing under the laws of Utah with offices at 7050 Union Park Avenue, 6th Floor, Salt Lake City, UT 84047 (hereinafter each individually and collectively, and jointly and severally, called "Seller") and Allied Affiliated Funding, L.P., a Texas limited partnership, with offices at 5151 Belt Line Rd., Suite 500, Dallas, Texas 75254 (hereinafter called "Allied"), effective as of the date (the “Effective Date”) upon which the last party to execute this Agreement affixes its signature hereto.

Seller desires to sell its Accounts to Allied and Allied desires to purchase Accounts from Seller after the Effective Date on the following terms, conditions and provisions; therefore, for value received by the parties hereto and in consideration of the mutual agreements set forth below and continued factoring of Accounts, the parties agree as follows:

1.	Definitions. As used in this Agreement and all other documents or instruments executed and delivered in connection with this Agreement:

1.1.	Unless otherwise defined herein, the capitalized words used herein (singular, plural or in any tense), including “Account” and “Account Debtor”, shall have the same definitions as those set forth in the Uniform Commercial Code as adopted by the State of Texas, effective July 1, 2001, as amended. For the avoidance of doubt, an Account is not an Account Debtor but rather the right to payment from an Account Debtor.

1.2.	"Without Recourse" shall mean the Seller of Accounts is not obligated to pay or repurchase an Account sold to Allied unless Seller breaches its warranties or representations concerning such Account. “With Recourse” or "Recourse" means Seller shall pay or repurchase Accounts acquired by Allied that are not paid according to the terms of the invoice.

1.3.	“Face Amount” shall mean the total amount of each Account, including taxes, delivery charges, etc.

1.4.	An Account shall be deemed to be "Disputed" if (i) the Account Debtor disputes an Account in writing or Seller or Allied have actual knowledge of such Dispute, including the amount owing, timely delivery of the goods, conformity of the goods or services to the order, or any other aspect of the sale giving rise to the Account for any reason whatsoever, even if the dispute has no merit, is in bad faith or is unreasonable, (ii) the Account contains mistakes, is not correct or was sent in error, or (iii) all of the following three conditions exist: (a) the Account is not paid within 90 days of its invoice date, (b) the Account Debtor will not communicate the reason for non-payment to Allied, and (c) the Seller fails to produce, within such time period, good and sufficient evidence that nonpayment is due to the Account Debtor's financial inability to pay, the pendency of a bankruptcy proceeding by or against the Account Debtor or some reason other than a dispute of the type referred to above.

1.5.	“New Commitment” shall mean any written commitment Seller may receive during the Term of this Agreement from a third party to provide factoring to Seller, which commitment Seller intends to accept.

1.6.	“Discount” shall mean the sum of the following, subject to adjustment as set forth below: (i) 1.10% of the Face Amount of each Account sold to Allied under this Agreement for the Initial Payment Period (as defined below) and (ii) an additional amount of 0.037% for each one day period (or portion thereof) that the Account remains unpaid after the Initial Payment Period until the date it is paid in full or repurchased by Seller in accordance with this Agreement. On the first day of each calendar quarter during the term of this Agreement, with respect to Accounts presented for purchase on or after such date (but not with respect to Accounts previously purchased but not yet paid or repurchased), the Discount shall be automatically increased or decreased, as the case may be, to reflect the change in the “Prime Rate” of interest (as quoted and published in the Wall Street Journal) as of such date from the Prime Rate as of the date of the most recent adjustment under this paragraph 1.6 (or, with respect to the initial adjustment, as of the Effective Date); provided, that (a) such adjustment shall not apply to the portion of any increase or decrease to the Prime Rate below a floor of 4% and (b) the Discount shall never be less than the amount set forth in the first sentence of this provision. For avoidance of doubt and by way of example, if as of the first day of the next succeeding calendar quarter the Prime Rate has increased by 0.25% since the Effective Date, then the initial Discount for all Accounts presented thereafter shall be increased to 1.1208% (=1.10% + (0.25% x 30/360)), and the additional Discount for each one day period (or portion thereof) for such Accounts shall be increased to 0.03% (=0.0377% + (0.25% x 1/360)). Such adjustments in the Discount shall continue on a quarter-by-quarter basis with respect to Accounts presented for payment on or after the first day of each calendar quarter (but not with respect to Accounts previously purchased but not yet paid or repurchased).

1.7.	“Initial Payment Period” shall mean the period of 30 days from the date Allied has purchased an Account under this Agreement.

1.8.	“Purchase Price” shall mean the Face Amount of the Account, less the Discount.

1.9.	“Seller’s Business” is providing digital marketing technology solutions to retailers, brand marketers, venue-operators, enterprises, non-profits and other organizations throughout the U.S.

1.10.	“Facility Amount” means $3,000,000.00.

1.11.	“Secured Convertible Promissory notes” shall mean the secured convertible promissory notes or debt issued by Seller prior to and on or about the Effective Date.

1.12.	“Advance Billings” mean Accounts that represent a present contractual right to receive payment for the licensing or hosting by Seller of software or other intellectual property during a future period.

Other words used herein, which are capitalized, shall have the definitions prescribed herein. Variations of words defined herein shall have the same meaning as the defined terms.

2.	Offer to Sell. Seller may, at its option, offer to sell, assign and transfer to Allied its existing and hereafter arising, acquired or created Accounts. Any such offer shall be made on an assignment form prescribed by Allied (the "Schedule") sent to Allied at its above stated office and accompanied by a copy of, as applicable or available, (i) each invoice, (ii) the bill of lading, shipping documents or other proof of delivery, (iii) the contract or purchase order (or purchase order number which corresponds with the invoice), and (iv) such other documentation as may be requested by Allied for each Account listed on the Schedule.

3.	Acceptance of Offer. Allied may accept Seller's offer to sell Accounts at its above stated office by either (i) paying the Purchase Price (less the Reserve, defined below) with respect to all Accounts appearing on the Schedule submitted to Allied, or (ii) by electronic (including by means of the Online Reporting Service of Allied) or written notice to Seller identifying the Accounts which appear on the Schedule that Allied is unwilling to purchase and paying the Purchase Price (less the Reserve) for the remaining Accounts. Allied shall not be obligated to purchase each Account that Seller offers to sell to Allied and reserves the right to accept or reject Accounts in Allied’s sole discretion.

4.	Reserve. Allied may, at its sole option and discretion, defer making payment to Seller of a portion of the Purchase Price payable for all Accounts purchased under this Agreement up to an aggregate amount equal to 33.9% of the Face Amount of Accounts that constitute Advance Billings and 13.9% of the Face Amount of all other Accounts (collectively, the "Reserve"). Payments received by Allied in respect of Accounts not purchased by Allied shall be credited to the Reserve. The Reserve shall not bear interest. The Reserve for an Account is payable by Allied to Seller, on request of Seller, after the date the Account is paid to Allied. An Account is deemed paid to Allied only when paid in collected funds. Allied is entitled to increase the Reserve without Seller’s consent, if, (i) Seller breaches in any material respect any representation, warranty, term, condition or provision of this Agreement, (ii) in Allied's reasonable judgment it is necessary to increase the Reserve to protect Allied from (a) losses due to a Dispute (even if not valid or made in good faith) of any Account, returns or other contingencies, or (b) Seller's unsatisfied obligations and liabilities. If any Account owned by Allied is not paid within 90 days of the date of the invoice related thereto, Allied may presume that the Account is Disputed and may increase the Reserve by an amount equal to that portion of the Purchase Price previously paid by Allied plus the Discount. In the event Allied notifies Seller in writing or by electronic means (including means of the Online Reporting Service of Allied) that it has increased the Reserve, Seller shall immediately refund to Allied a portion of the Purchase Price previously paid by Allied for the purchase of Seller's Accounts which is equal to the increased amount of the Reserve. After the Term of this Agreement (defined below) has expired and Seller has paid its liabilities to Allied and fulfilled its obligations arising hereunder, Allied shall pay the balance of the Purchase Price payable for all Accounts purchased hereunder which constitutes unpaid Reserve (if any) to Seller. The purpose of the Reserve is to provide Allied with additional Collateral to secure payment of Seller's liabilities and performance of Seller's obligations arising under this Agreement. Allied shall be entitled to offset or recoup from the Reserve the amount of any liabilities owing by Seller to Allied, whether presently existing or hereafter arising, and whether or not arising under this Agreement, including, but not limited to, Seller's obligation to repurchase Accounts or to pay Accounts pursuant to the provisions of this Agreement. Seller acknowledges that the Reserve is not a cash deposit or segregated fund, but represents, with respect to Accounts purchased by Allied hereunder, the balance of Allied's liability to Seller for payment of the Purchase Price therefor and, with respect to Accounts not purchased by Allied hereunder, Seller’s right to receive payments credited by Allied to the Reserve in respect of such Accounts, in each case, subject to Allied’s right of offset or recoupment and its security interest in the Reserve. The Reserve is not separate and/or incremental discount.

5.	Seller’s Repurchase Obligation. In addition to all other rights of Allied hereunder, Allied may require that Seller repurchase, by payment of the Repurchase Price together with any other unpaid fees then owing to Allied, any Account that has been purchased by Allied: (i) for which Seller has breached its warranty or representation concerning such Account as set forth herein; (ii) with Recourse; or (iii) if Seller defaults in the payment or performance of its liabilities and obligations to Allied. If any Account purchased by Allied is one that Seller is or becomes obligated to pay or repurchase under this Agreement and is not paid within the Initial Payment Period, Allied, at Allied’s sole discretion, may elect to: (i) retain ownership of the Account until the earlier of either the date the Account is paid by the Account Debtor or 90 days after the invoice date of the Account, or (ii) at any time require Seller to repurchase the Account at the Repurchase Price. The purchase price for any Account which Seller is required to repurchase from Allied under this Agreement is the Face Amount of the Account (the “Repurchase Price”). If Seller ever becomes obligated to repurchase an Account from Allied, it shall not become the owner of such Account until it has paid the Repurchase Price to Allied.

6.	Intentionally omitted.

7.	Recourse. Except as may be specifically agreed to in writing by the parties to this Agreement, all Accounts sold and purchased hereunder are sold With Recourse on Seller.

8.	Account Warranties. Seller warrants, represents, covenants and agrees that the presently existing and hereafter arising, acquired or created Accounts of Seller sold to Allied or in which Allied obtains a security interest: (i) are not and will not be Disputed; (ii) are owing pursuant to Seller’s contract, agreement, service order, quite, purchase order, work order, statement of work or other form of agreement with the Account Debtor and such contract or other documentation will not be amended without the written consent of Allied; (iii) will be paid when due (unless the Account was purchased Without Recourse); (iv) are owned solely by Seller, which has the power to transfer the Accounts, and that its title to the Accounts is free of all adverse claims, liens, security interests and restrictions on transfer, encumbrance or pledge, except (a) as created by this Agreement, and (b) liens securing the Secured Convertible Promissory Notes to the extent such liens are subordinate to the liens in favor of Allied pursuant to an intercreditor or other agreement, in form and substance satisfactory to Allied, executed by the holder(s) of such liens; (v) set forth the correct and complete terms of sale, was applicable to the agreement or other documentation described in clause (ii) above, and which have not been and will not be altered or amended; (vi) are valid and owing, and all goods and services giving rise to the Accounts have been provided or delivered in accordance with Seller's agreement with the Account Debtor; (vii) will not be paid by a preference payment or fraudulent transfer (as defined by the Bankruptcy Code or the relevant law of any state); (viii) are not and shall not become subject to a defense or claim in recoupment or setoff that can be asserted against Allied; (ix) are not owing by Account Debtors that were subject to insolvency or bankruptcy proceedings concerning which Seller had any notice as of the date the Account is sold, or in which Seller owns an interest of any kind; (x) shall be reflected on Seller's books and records as having been transferred, sold and conveyed to Allied if Allied purchases such Accounts; and (xi) shall be evidenced by an invoice which has been issued to and received by the Account Debtor, and each such invoice shall have printed on the face thereof a statement, mutually agreed upon by Allied and Seller if no default by Seller exists hereunder and approved by Allied in its sole discretion if Seller defaults hereunder, notifying the Account Debtor that the invoice has been sold and assigned to Allied and is payable only to Allied (or jointly to Allied and Seller) at the address designated in such notice and that, if the Account is paid, the Account will be paid by the Account Debtor in accordance with such instructions. The warranties and representations set forth herein shall apply as of the date each Account is sold hereunder and shall continue with respect to each Account until each such Account is paid. If Seller breaches any warranty, covenant or agreement set forth above, Seller shall repurchase the applicable Account for the Repurchase Price, or pay the Account; such payment or repurchase shall cure Seller’s default for breach of warranty with respect to such Account. All warranties and representations of Seller under this Agreement are continuing warranties and representations.

9.	Other Warranties and Covenants of Seller. Seller further warrants, represents, covenants and agrees that as of the Effective Date and at all times during the Term of this Agreement: (i) Seller is and shall be able to pay its debts as they become due; (ii) (a) Creative Realities, Inc. and Creative Realities, LLC’s principal executive office is located in the State of New Jersey, and ConeXus World Global, LLC’s principal executive office is in the State of Kentucky, and Broadcast International, Inc.’s principal executive office is located in the State of Utah (b) Jurisdiction of Organization or state of incorporation or charter is and shall remain the State of Minnesota for Creative Realities, Inc., the State of Delaware for Creative Realities, LLC, the State of Kentucky for ConeXus World Global, LLC, and the State of Utah for Broadcast International, Inc. and (c) exact legal name is and shall remain as set forth in the first paragraph of this Agreement, and Seller does not and will not operate under any trade name or assumed name; (iii) (a) Allied is and shall remain Seller's sole factor, and Seller will not sell its Accounts to any other person, firm or corporation during the Term, and (b) Seller shall not incur any other indebtedness or obligations for borrowed money to any other person, or any indebtedness representing or in respect of any MERCHANT CASH ADVANCE SERVICES, during the Term, other than (1) indebtedness and obligations to Allied, (2) trade payables incurred in the ordinary course of business of Seller, (3) indebtedness the proceeds of which are earmarked to and actually used to purchase equipment (including computers) to the extent any liens securing such purchase money indebtedness do not secure any other indebtedness of Seller and attach solely to the equipment acquired with the proceeds of such indebtedness and (4) other indebtedness or obligations, the repayment of which is expressly subordinate to the repayment of Seller’s indebtedness and obligations to Allied pursuant to a subordination agreement acceptable to Allied; (iv) Seller shall not, without the prior written consent of Allied in each instance, (a) grant any extension of time for payment or modify the payment terms of any Accounts owned by Seller or any other Collateral which includes a monetary obligation, (b) compromise or settle any Accounts owned by Seller or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any Account Debtor or other person liable for payment of Accounts owned by Seller or any other such Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Accounts owned by Seller or any such other Collateral; (v) before sending any invoice to an Account Debtor with respect to an Account that has been sold to Allied, Seller shall mark the same with a notice of assignment as may be required by Allied and, prior to the occurrence of a default by Seller hereunder, in form and substance reasonably acceptable to Seller; (vi) Seller maintains and shall continue to maintain complete and accurate business records of the type normally maintained by businesses similar to Seller, and all financial records, statements, books and other documents shall be made available for Allied's reasonable inspection and shall be true and accurate in all material respects; (vii) the Accounts and Collateral are and shall at all times remain free and clear of liens, claims and encumbrances other than the security interests granted to Allied hereunder; (viii) the Accounts assigned to Allied by Seller shall become the sole property of Allied and Seller’s sale and assignment of accounts shall pass legal and equitable title to Allied free and clear of liens, claims and encumbrances; (ix) Seller insures and shall continue to insure its business and its assets in a manner customary for businesses of the type of Seller's Business, and Seller will insure its inventory and goods in transit for their full value; (x) Seller will not sell, encumber or move the Collateral or a significant portion of its other assets (except the sale of inventory in the ordinary course of its business), without the prior written consent of Allied; (xi) Seller is and shall remain in compliance with all federal, state and local tax laws, rules and regulations and shall furnish Allied with evidence thereof on demand; (xii) Seller will preserve its present legal formation and existence and not, in one transaction or series of related transactions, merge into or consolidate with any other entity, change the form of its legal existence, change or permit a change in ownership, or sell all or substantially all of its assets; (xiii) Seller will not change the state where it is located, will not change the state where it is incorporated or organized and will not change its organizational documents, and will not change its name without providing Allied with at least 30 days prior written notice; (xiv) Seller shall not realize sales or income from any business activity (except an occasional sale of a capital asset) other than the business activity that is Seller’s Business; (xv) Seller shall pay all federal employee withholding taxes and the sales taxes due on all sales which result in accounts sold to Allied or in which Allied has a security interest; and (xvi) Seller and Allied represent that each shall treat transactions under the Agreement as a purchase by Allied and a sale by the Seller for federal, state, and local income tax purposes. All warranties and representations of Seller under this Agreement are continuing warranties and representations. Seller also agrees that, if an Account purchased by Allied authorizes the Account Debtor to discount the Face Amount of the Account for prompt payment, the Seller shall pay to Allied an amount equal to the discount taken by the Account Debtor (even if not properly taken) and Allied is authorized to offset such discount against the Reserve.

10.	Notice to Allied. Seller shall immediately notify Allied of (i) a Dispute of any Account sold or encumbered under this Agreement, (ii) any other known breach of warranty or default in Seller's covenants and agreements set forth herein, (iii) Seller’s discovery of evidence of insolvency of an Account Debtor, (iv) the filing and service of a lawsuit or adversary proceeding related to an Account purchased by Allied or the payment related thereto (including, but not limited to, preference or fraudulent transfer litigation), (v) any claim of a lien in the Collateral of Allied (including federal tax liens), or (vi) Seller’s failure to pay any tax it may owe at any time for any reason, when due.

11.	Security Interest in Collateral. To secure payment and performance of all of Seller’s liabilities and obligations to Allied, including without limitation all amounts owing to Allied hereunder or damages arising due to Seller’s breach of the terms, warranties, representations, or conditions of this Agreement or any other agreement by and between Allied and Seller, whether now or hereafter owing to Allied, Seller grants to Allied a Security Interest in all of its presently existing and hereafter arising, acquired or created: Accounts (including proceeds of inventory which are Accounts), Chattel Paper, General Intangibles, Supporting Obligations, Instruments (including promissory notes), Documents, Deposit Accounts, Financial Assets, Securities, and Letter-of-Credit Rights, which are Proceeds of Accounts, which evidence or secure an obligation to pay Accounts, or to which Proceeds of Accounts have been deposited, and all amounts owing to Seller hereunder, including the Purchase Price and Reserve, and all Proceeds thereof (collectively the “Collateral”). Seller agrees as follows with respect to the aforementioned Collateral: (i) Allied shall have the right at any time and in its sole discretion to enforce Seller's rights against the Account Debtors and obligors; (ii) Seller will not pledge, hypothecate or encumber the Collateral during the Term of this Agreement and while it is indebted or otherwise obligated to Allied; (iii) Allied may exercise all rights and remedies of an unpaid seller with respect to Accounts, Supporting Obligations, and Chattel Paper constituting Collateral hereunder, including the right of replevin, reclamation and stoppage in transit; (iv) Seller has the risk of loss of the Collateral; and (v) Allied shall have no duty to collect the Collateral or preserve or enforce any rights relating to the Collateral.

12.	Inspection of Records. Any agent of Allied may audit, check, inspect, make abstracts from or copies of the books, records, receipts, correspondence, memoranda, and other papers or data relating to the Collateral, Accounts purchased under this Agreement, the obligations of Seller to Allied and any other transactions between Seller and Allied or Seller and an Account Debtor, or generally audit all of Seller's books and records at Seller's place of business (a) if no default by Seller exists hereunder, during regular business hours upon no less than five (5) business days’ prior notice from Allied to Seller and (b) if a default by Seller exists hereunder, at any time and without any advance notice. Allied shall make commercially reasonable efforts not to schedule inspections under this paragraph 12 during the two (2) week period immediately preceding any required filing by Seller with the Securities and Exchange Commission (each, a “blackout period”) provided that there shall be no more than 4 such blackout periods during any calendar year and such limitation shall not apply if Seller is in default hereunder. Seller shall at all times maintain a complete set of books and records containing up-to-date posting of all of its cash and accrual transactions of any nature.

13.	Property of Allied/Proceeds and Returned Goods Held in Trust. After Allied has purchased an Account from Seller, (i) the Account and all proceeds thereof shall become the sole and absolute property of Allied, (ii) Allied may at any time in its sole discretion, whether prior to or following the occasion of default hereunder, notify all Account Debtors of Accounts purchased by Allied that such Accounts have been sold and assigned to Allied and are payable only to Allied at the address provided by Allied, (iii) Seller shall immediately make proper entries on its books and records disclosing the absolute sale of such Accounts to Allied, (iv) Seller shall not hinder, delay or interfere with payment of Accounts; and Seller shall cooperate with and assist Allied, in a manner mutually acceptable to Allied and Seller, in connection with Allied's handling, collection or other dealings with the Accounts and Account Debtors, including, without limitation, assisting Allied in obtaining written confirmation, statements or agreements from Account Debtors which specify or confirm any information requested by Allied with respect to the Accounts, and (v) Seller shall hold any check, commercial paper, notes, cash or other forms of payment of any Account sold to Allied or (if Seller is in default of its liabilities or obligations to Allied) in which Allied has a security interest which may come into Seller's possession or under its control (even if such payment is payable to Seller) in trust for the benefit of Allied and shall promptly turn over and deliver to Allied all such payments, in kind, and in the exact form received. Seller shall endorse any instrument or other form of payment which is payable to Seller, but which is paid on an Account sold to Allied hereunder. In the event of the return or non-acceptance, in whole or in part, of property, the sale of which resulted in Accounts which were sold and assigned to Allied, the Seller shall hold such property in trust for Allied, give to Allied prompt notice of such return or non-acceptance, immediately turn over such property to the custody and control of Allied, and legibly mark such merchandise as the property of Allied; thereafter, upon demand, Seller shall repurchase such property from and pay to Allied the invoice price thereof, and upon such payment the Seller shall be entitled to the redelivery of such property. If Seller fails to make such purchase and payment immediately upon demand, it shall be in default hereunder and Allied shall be entitled (in addition to its other remedies) to sell such property at public or private sale and to charge Seller's account with the difference between the invoice price of such property and the amount realized upon the sale, plus all charges, fees and commissions upon such sale. Allied may become a bidder and purchaser at any such sale.

14.	Breach of Trust Fee. Seller's strict adherence to the provisions of Paragraph 13 is essential in order for Allied to purchase Seller's Accounts at the Discount and on the other terms set forth in this Agreement. Seller agrees that the provisions of such paragraph are of the essence of this Agreement and agrees to implement reasonable policies and procedures to ensure its consistent and prompt performance of its obligations hereunder. In the event Seller breaches its obligations under such paragraph for reasons other than excusable neglect (which shall be determined solely by Allied in its reasonable judgment and discretion), (i) Allied may immediately terminate this Agreement and charge the Termination Fee, as defined in Paragraph 17 below, (ii) Seller shall pay to Allied a fee equal to 15% of the amount of any payment or other property which was received by Seller as property of Allied in addition to all other amounts owing to Allied, and (iii) Seller, at Allied's option, shall immediately repurchase all Accounts acquired by Allied which are then owing by the Account Debtors by payment of the Repurchase Price to Allied, even if such Accounts were purchased Without Recourse.

15.	Power of Attorney. Seller makes, constitutes and appoints Allied and its Chief Executive Officer and President as Seller's true and lawful attorney-in-fact with power of substitution and with power and authority to: (i) endorse the name of Seller or of any of its officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment; (ii) sign and endorse the name of Seller or any of its agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, drafts against Account Debtors, assignments, verifications, demands under letters of credit and notices in connection with Accounts acquired by Allied or which are Collateral under this Agreement, and any instrument or document relating thereto or to Seller's rights therein; (iii) execute any agreement compromising and settling any Dispute or collection of any Account owned by Allied or owned by Seller, if Seller is in default hereunder, on terms and conditions acceptable to Allied in its sole discretion; (iv) bring suit in the name of Allied to collect any Account; (v) amend the terms of any Account owned by Allied or owned by Seller, if Seller is in default hereunder; (vi) execute any financing statements (including amendments) to perfect Allied's Security Interest granted by this Agreement; (vii) if Seller is in default hereunder, execute and file in the name of Seller or Allied, or both, mechanics' liens, mineral liens and all related notices and claims under any payment bond, statue, or contract, in connection with goods or services provided by Seller for the improvement of realty; (viii) notify any Account Debtor obligated with respect to any Account purchased by Allied or (if Seller is in default of its liabilities or obligations to Allied) in which Allied has a security interest that the underlying Account has been assigned to Allied by Seller and that payment thereof is to be made to the order of and directly and solely to Allied; (ix) communicate directly with Account Debtors to verify the amount and validity of any Account and to collect payment; (x) if Allied (in its sole and absolute discretion) declares Seller to be in default hereunder, give written notice to such office and officials of the United States Post Office to effect such change or changes of address that all mail addressed to Seller may be delivered directly to Allied; and (xi) exercise reclamation rights of Seller and to file a claim in a bankruptcy proceeding of an Account Debtor (which Seller requests Allied to do). Seller's attorney-in-fact is hereby granted full power to do all necessary things to accomplish the above as fully and effectively as could Seller. Seller ratifies all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney shall be irrevocable for the Term of this Agreement and until Allied has irrevocably received all payments to which Allied is or may be entitled from Seller and Account Debtors on Accounts purchased by Allied or in which it has a security interest.

16.	Default. Except as specifically provided herein, the following events shall constitute a default under this Agreement: (i) Seller fails to pay any amounts owing hereunder or fails to fulfill its other obligations under this Agreement or fails to make payments or fulfill obligations under any other agreements that it may have with Allied, (ii) Seller's warranties or representations set forth herein prove to be untrue or false in any respect, howsoever minor, (iii) Seller or any guarantor of the payment and performance of obligations hereunder becomes subject to any debtor-relief proceedings, (iv) any such guarantor fails to perform or observe any of such guarantor's obligations to Allied or to notify Allied of its intention to rescind, modify, terminate, or revoke any guaranty, or any such guaranty ceases to be in full force and effect for any reason whatsoever, or (v) Allied, for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the obligations of Seller. If Seller does not pay or perform its liabilities or obligations hereunder or any other event of default exists (in Allied’s sole determination), Allied may, without notice (except as required by Texas law), (i) enforce and foreclose its Security Interest in the Collateral in accordance with its rights under the Texas Uniform Commercial Code, (ii) notify any Account Debtor to make payment of any Account directly to Allied, regardless of whether such Accounts have been purchased by Allied or Allied has a Security Interest therein, and (iii) exercise any one or all of its other rights and remedies set forth in this Agreement.

17.	Term. Unless sooner terminated by either of the parties hereto, the initial Term of this Agreement shall commence on the Effective Date and continue for 12 months from the Effective Date (the “Initial Term”). After the Initial Term and any Renewal Term (as defined below), this Agreement shall automatically be extended for an additional period of one (1) year (each period a “Renewal Term”), subject to earlier termination by either of the Parties in accordance with the terms of this agreement, unless either party hereto gives written notice to the other at least 30 days prior to the end of the Initial Term or any Renewal Term (the Initial Term and any Renewal Term(s) are referred to herein as the “Term”), as applicable, that the Term is not renewed. Allied may terminate this Agreement at any time (i) by giving written notice to Seller if the Seller is in breach or default under this Agreement, or (ii) by giving 30 days advance written notice to Seller. Provided Seller is not in default hereunder, Seller may terminate this Agreement at any time by giving 30 days prior written notice to Allied, accompanied by the Termination Fee. A fee of 1.25% of the Facility Amount (in Allied’s proposal, accepted by Seller, September 11, 2015) shall be paid by Seller to Allied if this Agreement is terminated by Seller (except as hereinafter provided) or if this Agreement is terminated by Allied due to Seller's breach of any warranty, term, condition or provision of this Agreement (the "Termination Fee"); provided, however, the Termination Fee is waived if Seller is not in default and obtains a Traditional Bank Loan secured by its Accounts, or obtains equity financing, and pays all of its obligations owed to Allied from the loan or equity proceeds. The Termination Fee is not a penalty, but is a reasonable estimate of the damages Allied is likely to suffer as a result of termination, and constitutes agreed liquidated damages. A “Traditional Bank Loan” is defined herein as a secured loan or line of credit that does not include any type of (a) factoring, (b) “asset-based lending,” which is based on a percentage of the outstanding principal balance of acceptable receivables or the value of inventory, or (c) similar financing as those financing arrangements are commonly known in the commercial finance industry. A secured loan or line of credit that does not actually include the types of financing described in the foregoing clauses (a)-(c) shall constitute a Traditional Bank Loan notwithstanding that the provider of such Traditional Bank Loan may offer such types of financing. Determining whether a loan qualifies as a Traditional Bank Loan under this Agreement is within Allied’s sole and exclusive discretion. All covenants, agreements, undertakings, representations, warranties, and obligations related to any transaction (including without limitation sales of Accounts) entered into or made pursuant hereto, and all security interests granted herein or arising hereunder and rights of Allied to enforce this Agreement and the security interests granted herein (including without limitation those arising under paragraphs 4, 5, 11-16 and 19 hereof) shall survive expiration of the Term or any termination of this Agreement.

18.	Limited Right of First Offer. Seller hereby agrees that in the event Seller receives a New Commitment during the Term, Seller will (i) advise Allied in writing of the identity of the offeror of the New Commitment and the complete terms of the New Commitment, and (ii) accept Allied’s commitment if Allied elects, in its sole discretion, to offer to modify this Agreement to contain the same terms as the New Commitment.

19.	Miscellaneous. The parties agree to the following additional terms:

19.1.	This Agreement shall be binding upon and inure to the benefit of both parties and their legal representatives, successors and assigns.

19.2.	This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. Venue for the institution of any legal proceeding shall be in Dallas County, Texas. Each sale of an Account to Allied under this Agreement is an “Account Purchase Transaction” as defined by section 306.001(1) of the Texas Finance Code and is subject to such subtitle of the Texas Finance Code.

19.3.	If any term of this Agreement is held to be illegal, invalid, or unenforceable, such determination shall not affect the validity of the remaining terms. Time is of the essence of this Agreement.

19.4.	Seller authorizes Allied to file and re-file Financing Statements at any time describing the above described Collateral (and all amendments thereto, assignments, and renewals thereof, including continuation statements) any place or places that Allied may deem necessary or appropriate, with or without the signature of Seller thereon, and all financing statements already filed by Allied are hereby ratified, authorized and approved.

19.5.	All notices under this Agreement shall be in writing and delivered (i) personally, (ii) mailed by certified mail, return receipt requested, postage prepaid, or (iii) certified/registered email. The parties shall use the addresses set forth below for all notices, unless the party giving the notice has received written notice from the recipient of a change of address at least 10 days prior to the notice given under this Agreement.

Allied Affiliated Funding, L.P.

PO Box 676649

Dallas, TX 75267-6649

Hand Delivery or overnight delivery only:

5151 Beltline Road, Ste. 500

Dallas, TX 75254

Facsimile: 972-404-0060

Seller:

Creative Realities, Inc. and Creative Realities, LLC

22 Audrey Place, Fairfield, NJ 07004

Attn: Alan Levy

alevy@cri.com

ConeXus World Global, LLC

13100 Magisterial Drive, Suite 100

Louisville, KY 40223
Attn: Rick Mills

rick.mills@conexusworld.com

19.6.	Seller waives all notices of default, opportunity to cure, presentment, demand, protest, and notice of dishonor.

19.7.	This Agreement constitutes the entire understanding between the parties and it may not be changed or, except as specifically provided herein, terminated except in an instrument signed by both parties.

19.8.	Allied shall not be deemed to have waived any of its rights and remedies unless the waiver is in writing and signed by Allied. A waiver by Allied of a right or remedy under this Agreement on one occasion shall not constitute a waiver of the right or remedy on any subsequent occasion.

19.9.	Seller may inspect the (i) Reserve Account Report, (ii) Purchase and advance Report, (iii) Account Aging Report, and (iv) all other reports that Allied may make available to Seller (the “Reports”) concerning transactions arising under this Agreement at any time through access granted on a website maintained by Allied. All debits and credits posted to such Reports shall be deemed complete, acceptable, conclusive and binding upon Seller and such Reports shall be deemed an account stated for each calendar month after the commencement of this Agreement, unless Allied receives written notice from Seller stating in detail and with particularity any exception thereto within 60 days after the end of such calendar month.

19.10.	Seller shall reimburse Allied for the following costs reasonably incurred by Allied in the course of performing its functions under this Agreement: credit research, certified mail postage, UCC searches and UCC filing fees, and wire transfer fees. The cost of credit reports and all other costs shall be reimbursed at Allied's actual documented out-of-pocket cost. Seller also agrees to reimburse Allied the actual amount of documented out-of-pocket costs and expenses, including reasonable attorney's fees, incurred by Allied in protecting, preserving or enforcing any lien, security interest, title, Collateral or other right granted by Seller to Allied or arising under applicable law, whether or not suit is brought, including but not limited to the defense of fraudulent transfer and preference claims, enforcement of this Agreement or recovery of any damages incurred by Allied as a result of the Seller's default. Seller shall also reimburse Allied for its actual documented out-of-pocket costs in assuring Seller’s continuing compliance with this Agreement, such as the cost of the federal tax lien search, UCC searches and Secretary of State Confirmations and certificates.

19.11.	Seller agrees to execute any further documents and to take any further actions reasonably requested by Allied to evidence or perfect the Security Interest granted herein or the assignments of Accounts pursuant hereto, or to give effect to any of the rights granted to Allied under this Agreement.

19.12.	Seller has signed this agreement and submits the Agreement to Allied for acceptance at Allied’s offices in Dallas, Dallas County, Texas. Seller and Allied shall make all payments and perform all other obligations arising hereunder at Dallas County, Texas, and this Agreement is made and entered into at Dallas County, Texas. Dallas County, Texas, shall be the venue for any litigation arising under this Agreement. Seller acknowledges that Allied Capital Partners, L.P. is the assumed name of Allied Affiliated Funding, L.P., a Texas limited partnership, and that Allied Affiliated Funding, L.P. also does business under the assumed name, TCC. All contracts, UCC filings and this factoring agreement shall only be binding upon and inure to the benefit of Allied Affiliated Funding, L.P. if executed or filed in the name of Allied Affiliated Funding, L.P. or in one of its aforementioned assumed names. In the event it becomes necessary for Allied to obtain a temporary restraining order or other injunctive relief in order to enforce the provisions of this Agreement, Seller hereby agrees to such an order, and the parties agree that the Court may require a bond which does not exceed the sum of $1,000.00 as a condition therefore, and such bond shall be reasonable and adequate in all respects and under all circumstances.

19.13.	All amounts payable to Allied by Seller, including without limitation amounts payable under this Agreement, are payable on demand by Allied, except (i) amounts payable under Paragraph 13 of this Agreement, for which no demand is required, and except (ii) amounts expressly payable at a certain date or occurrence of a certain event, which are payable at such date or upon the occurrence of such event. Allied is authorized, at its sole option, to collect any payments owing by Seller to Allied under this Agreement by debit, offset or recoupment from or against the Reserve, at any time and from time to time. In the event Seller is in default under any of the terms of this Agreement, Allied may, at its option, require Seller to repurchase all unpaid Accounts that were purchased by Allied, even if such Accounts were purchased Without Recourse. With respect to any unpaid amounts owed by the Seller that are not otherwise applied against the Reserve, interest shall accrue on all sums owing to Allied by Seller at 17% per annum, but not to exceed the highest rate permitted by law, as amended from time to time. The determination of the highest rate permitted by applicable Texas law shall be made by using the weekly ceiling, as applicable and as limited by statutorily fixed interest rate ceilings (the “Maximum Rate”). In no event shall the amount paid, or agreed to be paid to or charged by Allied for the use, forbearance, of detention of money or for the payment of performance of any covenant or obligation contained herein exceed the Maximum Rate, and if Allied receives interest which otherwise would cause the amount paid, charged, collected or demanded to exceed the Maximum Rate, and Allied receives interest which otherwise would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness and the balance, if any, shall be refunded the Seller.

19.14.	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Signatures may be affixed manually or digitally and delivery of an executed counterpart of the signature pages to this Agreement by facsimile or by electronic means shall be effective as delivery of a manually executed counterpart, and any party delivering such and executed counterpart of this Agreement or facsimile or electronic means to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

19.15.	Allied may, in its discretion, require Seller to provide Allied with monthly or quarterly financial statements, accounts receivable aging, accounts payable aging, and other reports or documentation on the business.

20.	Dilution. Seller represents and warrants to Allied that, during each calendar quarter of the term of this Agreement, Account Dilution will never be greater than 1% (the “Maximum Account Dilution”). Seller acknowledges that Allied has established the Reserve percentage set forth in this Agreement based on Seller’s representations and warranties to Allied concerning the Maximum Account Dilution. If Account Dilution during any calendar quarter exceeds Maximum Account Dilution by more than three (3) percentage points, Allied may (at its sole option and discretion) immediately raise the Reserve for the next calendar quarter by the same number of percentage points as that number by which such Account Dilution exceeds Maximum Account Dilution. As used herein, “Account Dilution” means, with respect to any calendar quarter, the amount, expressed as a percentage, equal to (a) the sum of all Accounts which Seller becomes obligated to re-purchase from Allied under this Agreement during such quarter minus the sum of the collections received by Allied from all Accounts created by Seller that were not sold to Allied during such quarter minus the sum of the collections from Accounts that were re-purchased by Seller from Allied during such quarter; divided by (b) the Face Amount of all Accounts purchased by Allied during such quarter.

SPACE INTENTIONALLY LEFT BLANK

Seller: Creative Realities, Inc.

By:	/s/ Alan Levy
Name:	Alan Levy
Title:	VP and Corp. Controller
Date:	10/15/2015

STATE OF NEW JERSEY	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, on this day personally appeared                                  [Name],                                              [Title] of Creative Realities, Inc., a Minnesota corporation, known to me to be the person whose name is subscribed on the foregoing instrument and acknowledged to me that he/she executed the same for purposes and consideration therein expressed in the capacity therein stated as the act and deed of said corporation.

[SEAL]
Notary Public, State of New Jersey

Printed Name of Notary Public
My Commission Expires:

Notary Public, State of New Jersey

Seller: Creative Realities, LLC.

By:	/s/ Alan Levy
Name:	Alan Levy
Title:	VP and Corp. Controller
Date:	10/15/2015

STATE OF NEW JERSEY	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, on this day personally appeared                                         [Name],                                                    [Title] of Creative Realities, LLC., a Delaware limited liability company, known to me to be the person whose name is subscribed on the foregoing instrument and acknowledged to me that he/she executed the same for purposes and consideration therein expressed in the capacity therein stated as the act and deed of said limited liability company.

[SEAL]
Notary Public, State of New Jersey

Printed Name of Notary Public
My Commission Expires:

Notary Public, State of New Jersey

Seller: ConeXus World Global, LLC.

By:	/s/ Alan Levy
Name:	Alan Levy
Title:	VP and Corp. Controller
Date:	10/15/2015

STATE OF NEW JERSEY	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, on this day personally appeared                                              [Name],                                            [Title] of ConeXus World Global, LLC., a Kentucky limited liability company, known to me to be the person whose name is subscribed on the foregoing instrument and acknowledged to me that he/she executed the same for purposes and consideration therein expressed in the capacity therein stated as the act and deed of said limited liability company.

[SEAL]
Notary Public, State of Kentucky

Printed Name of Notary Public
My Commission Expires:

Notary Public, State of Kentucky

Accepted on the                                   day of                                 , 2           at Dallas, Dallas County, Texas by Allied.

ALLIED AFFILIATED FUNDING, L.P.

By:	/s/ Clay Tramel
Name:	Clay Tramel
Title:	Chief Executive Officer
Date:	10/15/2015